UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2016

NEVADA PROPERTY 1 LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 698-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2016, Lisa Marchese voluntarily resigned from her position as Nevada Property 1 LLC’s (the “Company”) Chief Marketing Officer effective immediately.

In connection with Ms. Marchese’s resignation, on January 18, 2016, the Company entered into a Full and Final Release Agreement with Ms. Marchese (the “Separation Agreement”), superseding her existing compensation arrangements. Pursuant to the Separation Agreement, subject to non-revocation of a general release and waiver of claims in favor of the Company, Ms. Marchese will be entitled to a prorated bonus in the amount of $203,726 in respect of her services rendered during 2015 and will receive no further benefits or payments. The Company also agreed to waive Mr. Marchese’s post-termination non-competition obligations.

Pursuant to the terms of the Separation Agreement, Ms. Marchese is subject to non-solicitation covenants that apply for a period of 12 months immediately following a termination of her employment for any reason. Ms. Marchese is also subject to indefinite confidentiality, and the Company and Ms. Marchese are subject to indefinite mutual non-disparagement covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC

By:	/s/ William P. McBeath
Name:	William P. McBeath
Title:	President and Chief Executive Officer

Date: January 19, 2016